Exhibit 99.1

PR Contact:	Investor Relations Contact:
Garth Chouteau	Tony Carideo or Jan Drymon
garth@gc-comm.com	investor-relations@puredepth.com
415-602-8147	612-317-2880 or 2881

PureDepth announces reclassification of selected historical operating expenses and other income items

Revenue, gross margins unaffected

REDWOOD SHORES, California - October 13, 2006 - PureDepth™, Inc. (OTC: PDEP), a global leader in next-generation display technologies and a pioneer of multi-layer display technology MLD ™, today announced that as part of its transition from foreign accounting principles, it will be reclassifying certain operating expenses and other income items for external reporting purposes.

As part of a current audit of unaudited financial results released earlier this year, the company recently reviewed the classification of its operating expenses and other income items. As a result of the review, certain amounts have been reclassified to conform to the current presentation.  The net results of the reclassifications, which primarily affected the company’s inception to date period, did not have an impact on previously reported financial position, cash flows, or results of operations.

“The company made a good-faith effort to reconcile its New Zealand-based expense and income classifications prior to executing its forward triangular merger with Diamond One, Inc., a Colorado corporation, in March,” said Fred Angelopoulos, chief executive officer of PureDepth Inc. “Further review subsequent to the merger indicated that some additional adjustments were necessary. These adjustments are reclassifications and do not affect bottom line reporting or earnings per share.”

Supplemental schedules attached to this release entitled “Reclassification of Operating Expenses and Other Income Summary for Ten Months ended January 31, 2006, Year ended March 31, 2005 and Inception to January 31, 2006,” “Reclassification of Operating Expenses and Other Income for Periods ended April 30, 2005” and “Reclassification of Operating Expenses and Other Income for Periods ended July 31, 2005” summarize the impact of the reclassification.

PureDepth, Inc.
Reclassification of Operating Expenses & Other Income for Ten Months ended January 31, 2006, Year ended March 31, 2005 and Inception to January 31, 2006

	Ten months ended January 31, 2006			Year ended March 31, 2005			Inception to January 31, 2006
	as reported	change	as reclassified	as reported	change	as reclassified	As reported	change	as reclassified
Selected Operating Expenses
Depreciation and amortization	$376,355	0	$376,355	$406,246	0	$406,246	$2,350,081	$42,896	$2,392,977
Sales and marketing	120,721	345,206	465,927	402,892	754,217	1,157,109	1,015,247	2,609,507	3,624,754
Professional fees	455,410	0	455,410	483,548	0	483,548	1,604,952	(32,776)	1,572,176
General and administrative	3,134,053	(838,331)	2,295,722	2,114,981	(1,079,849)	1,035,132	10,656,392	(4,758,298)	5,898,094
Research and development	472,841	493,125	965,966	287,785	325,632	613,417	1,831,611	2,138,671	3,970,282

Loss from Operations	$(4,653,665)	0	$(4,653,665)	$(3,710,525)	0	$(3,710,525)	$(17,569,477)	0	$(17,569,477)

Selected Other Income/(Expense)
Grant receipts	-	unchanged	-	-	unchanged	-	680,775	(82,020)	598,754
Other income	-	unchanged	-	-	unchanged	-	2,592,591	82,020	2,674,611

Other Income/(Expense)	$20,720	0	$20,720	$1,846,741	0	$1,846,741	$2,719,812	0	$2,719,812
Net loss	$(4,632,945)	$0	$(4,632,945)	$(1,863,784)	$0	$(1,863,784)	$(14,849,665)	$0	$(14,849,665)
Net loss per share	$(0.33)	$(0.00)	$(0.33)	$(0.17)	$(0.00)	$(0.17)	$(2.57)	$(0.00)	$(2.57)

PureDepth, Inc.
Reclassification of Operating Expenses and Other Income for Periods ended April 30, 2005

	Three months ended April 30, 2005			Inception to April 30, 2006

	as reported	change	as reclassified	as reported	change	as reclassified
Selected Operating Expenses
Depreciation and amortization	$-	$-	$-	$2,487,477	$42,896	$2,530,373
Sales and marketing	182,251	10,062	192,313	1,940,004	2,609,507	4,549,511
Professional fees				1,922,891	(32,776)	1,890,115
General and administrative	330,267	(43,854)	286,413	12,613,343	(4,758,298)	7,855,045
Research and development	433,150	33,792	466,942	2,993,158	2,138,671	5,131,829

Loss from Operations	(1,173,434)	0	(1,173,434)	(22,068,067)	0	(22,068,067)

Selected Other Income/(Expense)
Grant receipts		unchanged		682,625	(82,020)	600,605
Other income		unchanged		2,682,490	82,020	2,764,510

Other Income/(Expense)	131,786	-	131,786	2,855,945	0	2,855,945
Net loss	$(1,041,648)	$0	$(1,041,648)	$(19,194,475)	$0	$(19,194,475)
Net loss per share	$(0.09)	$(0.00)	$(0.09)	$(1.34)	$(0.00)	$(1.34)

PureDepth, Inc.
Reclassification of Operating Expenses and Other Income for Periods ended July 31, 2005

	Three months ended July 31, 2005			Six months ended July 31, 2005			Inception to July 31, 2006
	as reported	change	as reclassified	as reported	change	as reclassified	As reported	change	as reclassified
Selected Operating Expenses
Depreciation and amortization	$-	$-	$-	$-	$-	$-	$2,573,423	$42,895	$2,616,318
Sales and marketing	182,144	(20,976)	161,168	364,395	(10,914)	353,481	2,082,016	2,609,508	4,691,524
Professional fees							1,980,496	(32,775)	1,947,721
General and administrative	715,569	(73,256)	642,313	1,045,836	(117,110)	928,726	13,724,185	(4,758,298)	8,965,887
Research and development	$327,384	$94,232	$421,616	$760,534	$128,024	$888,558	$3,462,904	$2,138,671	$5,601,575

Loss from Operations	(1,337,044)	0	(1,337,044)	(2,510,478)	0	(2,510,478)	(23,934,218)	0	(23,934,218)

Selected Other Income/(Expense)
Grant receipts		-			-		682,625	(82,020)	600,605
Other income		-			-		2,676,821	82,020	2,758,841
Other Income/(Expense)	-	-	-	128,137	-	128,137	2,865,194	0	2,865,194
Net loss	$(1,340,693)	$0	$(1,340,693)	$(2,382,341)	$0	$(2,382,341)	$(21,053,745)	$0	$(21,053,745)
Net loss per share	$(0.04)	$(0.00)	$(0.04)	$(0.07)	$(0.00)	$(0.07)	$(1.32)	$(0.00)	$(1.32)

About PureDepth
PureDepth is an innovative technology company transforming the visual display experience by delivering award-winning MLD technology. Backed by 44 approved patents, this breakthrough in visualization is the first display technology that provides actual depth. The Company has, among others, a manufacturing license agreement with DRS Technologies (NYSE: DRS), and a sales, marketing and distribution license agreement with Sanyo Corporation (NASDAQ: SANYY) in Japan and business in medical, financial and consumer markets. Founded in 1999, the company is headquartered in Redwood Shores, California, with an engineering center located in New Zealand.

Forward-Looking Statements
This press release contains certain statements that are "forward-looking statements" and includes, among other things, discussions and disclosures of the company's expectations for the use of its technology in mobile handheld devices, the ability of 3D applications to be enabled for use with PureDepth's technology, and the likelihood of any resulting products to become widely accepted by the marketplace. Words such as, but not limited to, "may," "likely," "anticipate," "expect" and "believes" indicate forward-looking statements. Although PureDepth believes that the expectations reflected in these forward-looking statements are generally reasonable, it can give no assurance that such expectations will ultimately prove to be correct or materialize. All phases of PureDepth's business and operations are subject to a number of uncertainties, risks and other influences, most of which are outside its control, and any one or combination of which could materially and adversely affect the results of the Company's operations, and whether any forward-looking statements contained herein ultimately prove to be accurate.

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PureDepth and MLD are trademarks of PureDepth, Inc. All other trademarks and registered trademarks are the property of their respective owners, without intent to infringe.